UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2018

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.
On June 26, 2018, Kindred Biosciences, Inc. (the “Company”) entered into a Strategic Supply Agreement (the “Agreement”), with Pall Corporation (“Pall”) for purchase of equipment and consumables to be used in support of the manufacturing requirements of the Company, including, but not limited to, its facility located in Elwood, Kansas. Pursuant to the Agreement, the Company will purchase certain pharmaceutical manufacturing equipment and related services in the aggregate amount of $3.8 million with a seven year consumable purchase obligation in the aggregate amount of approximately $16.5 million. The Agreement is subject to customary undertakings, covenants, obligations, rights and conditions.
The foregoing summary of the material terms of the Agreement does not purport to be a complete description of the terms and provisions of the Agreement. The full text Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2018, portions of which will be subject to a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) At the Annual Meeting of Stockholders of Kindred Biosciences, Inc. held on June 22, 2018 (the “Annual Meeting”), our stockholders approved the Kindred Biosciences, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and approved the amendment of Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”). The 2018 Plan replaces the 2016 Equity Incentive Plan previously in effect, and applies to awards granted on or after June 22, 2018. The amendment to the ESPP increased the number of shares that may be issued under the ESPP from 200,000 shares to 500,000 shares.
For a description of the terms and conditions of the 2018 Plan and ESPP amendment, see “Summary of the 2018 Plan” under “Proposal 2. Approval of the Kindred Biosciences, Inc. 2018 Equity Incentive Plan,” and “Proposal 3. Approval of the an Amendment to the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan,” respectively, in the Proxy Statement, dated and filed April 25, 2018, for the Annual Meeting, which description is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 22, 2018, the Company held its Annual Meeting of Stockholders. A total of 23,438,598 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 83.1% percent of the Company’s outstanding common stock as of the April 24, 2018 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2018.
PROPOSAL 1 - Election of Directors. As to the election of director nominees, Raymond Townsend and Ervin Veszprémi, to serve as a Class II directors until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified, the voting was as follows:

	Votes FOR	Votes WITHHELD	Broker Non-Votes
1. Raymond Townsend	13,524,438	4,493,611	5,465,549
2. Ervin Veszprémi	12,875,358	5,142,691	5,465,549

PROSPOAL 2 - Approval of 2018 Equity Incentive Plan. As to the proposal to approve the Kindred Biosciences, Inc. 2018 Equity Incentive Plan, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
12,926,585	4,987,645	103,819	5,465,549

PROSPOAL 3 - Approval of Amendment to 2014 Employee Stock Purchase Plan. As to the proposal to approve the amendment of Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
17,767,320	142,743	107,986	5,465,549

PROPOSAL 4 - Ratification of Independent Public Accountant. As to the ratification of the appointment of KMJ Corbin & Company LLP as the Kindred Biosciences, Inc. independent registered public accounting firm for the year ending December 31, 2018, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
23,267,654	131,550	84,394	—

Based on the forgoing votes, Raymond Townsend and Ervin Veszprémi were elected as a Class II directors, and Proposal 2, Proposal 3 and Proposal 4 were approved.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
None.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: June 28, 2018	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer